As filed with the Securities and Exchange Commission on July 3, 2002

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                PHOTOWORKS, INC.
             (Exact name of Registrant as specified in its charter)


       Washington                          7384                  91-0964899
-------------------------------  ----------------------------  ----------------
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number)    Identification
                                                                   Number)


                              1260 16th Avenue West
                            Seattle, Washington 98119
                                 (206) 281-1390
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               Gary Christophersen
                                    President
                                PhotoWorks, Inc.
                              1260 16th Avenue West
                            Seattle, Washington 98119
                                 (206) 281-1390
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
               ---------------------------------------------------
                                   Copies to:

                                 David R. Wilson
                      Heller Ehrman White & McAuliffe LLP.
                          Suite 6100, 701 Fifth Avenue
                            Seattle, Washington 98104
                                 (206) 447-0900
               ---------------------------------------------------
                  Approximate date of commencement of proposed
                      sale of the securities to the public:
                As soon as practicable after the effective date
                        of this registration statement.
               ---------------------------------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed Maximum
                                                         Offering           Proposed Maximum
    Title of Each Class of         Amount to be         Price Per          Aggregate Offering         Amount of
 Securities to be Registered        Registered          Share(2))               Price(2)           Registration Fee
------------------------------- ------------------- ------------------- ------------------------- -------------------
Common stock, $0.01 par value       6,857,436             $0.19                $1,302,913              $119.86
per share (1)



(1) Also includes associated "preferred share purchase rights" to purchase shares of common stock which are not currently separable from the shares of common stock and are not currently exercisable.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high ($0.19) and low ($0.19) bid prices of our common stock on July 3, 2002 as reported on the OTC Bulletin Board.

               ---------------------------------------------------

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

    THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER
     TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE
       SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED JULY 3, 2002

PROSPECTUS

                                6,857,436 SHARES

                                PHOTOWORKS, INC.

                                  COMMON STOCK

         This prospectus relates to the resale by the selling stockholders identified in this prospectus of:

o 3,333,000 shares of our common stock underlying the conversion of shares of our Series B Preferred Stock, which may be issued upon the conversion of $2,499,750 outstanding principal amount of our convertible subordinated debentures; and

o    3,524,436   shares  of  our  common  stock  underlying  the  conversion  of outstanding shares of our Series A Preferred Stock.

     We will not receive any proceeds from the sale of our common stock by the selling stockholders.

     The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may sell some, all or none of the shares offered by this prospectus.

     Our common stock is quoted on the OTC Bulletin Board under the trading symbol "FOTO". On July 3, 2002, the high and low bid prices for our common stock were $0.19 and $0.19 per share, respectively.

               ---------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               ---------------------------------------------------

                The date of this prospectus is July ___, 2002.

         We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Prospectus Summary.......................................................   2
Use of Proceeds..........................................................   3
Dividend Policy..........................................................   3
Selling Stockholders.....................................................   3
Plan of Distribution.....................................................   5
Legal Matters............................................................   5
Experts..................................................................   5
Incorporation of Documents by Reference..................................   6
Where You Can Find Additional Information................................   6

     Our executive offices are located at 1260 16th Avenue West, Seattle, Washington 98119 and our telephone number is (206) 281-1390.

                               PROSPECTUS SUMMARY
Securities offered............................................................. 6,857,436 shares of our common stock

Percentage of our outstanding shares represented by offering (1)............... 28.8%

Common stock to be outstanding after the offering (1).......................... 23,785,448

Use of proceeds................................................................ We will not receive any proceeds  from the sale of our  common  stock by  selling  stockholders.  See
                                                                                "Use of Proceeds."

Risk factors................................................................... An investment  in  the  shares  involves  a  high degree of risk.  See "Risk  Factors"  contained in
                                                                                our  most  recent   Annual  Report  on  Form  10-K
                                                                                incorporated herein by reference.

OTC Bulletin Board trading symbol.............................................. FOTO


(1) This number assumes the issuance of 3,333,000 shares of our common stock upon the conversion of our outstanding convertible subordinated debentures into Series B Preferred Stock and the subsequent conversion of the Series B Preferred Stock into common stock, the issuance of 3,524,436 shares of our common stock upon the conversion of Series A Preferred Stock and the exercise of 272,727 outstanding warrants. This number does not include approximately 2,768,186 shares issuable upon the exercise of certain outstanding and fully vested stock options and warrants to acquire 881,109 shares of common stock at $5.38 per share.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of our common stock by the selling stockholders. Any proceeds from the sale of our common stock offered pursuant to this prospectus will be received by the selling stockholders.

                                 DIVIDEND POLICY

     We have not declared or paid any dividends on our shares of common stock. We intend to retain future earnings, if any, that may be generated from our operations to finance our future operations and expansion and do not plan for the reasonably foreseeable future to pay dividends to holders of our common stock. Any decision as to the future payment of dividends will depend on the results of our operations and financial position and such other factors as our Board of Directors, in its discretion, deems relevant.


                              SELLING STOCKHOLDERS

     The following table lists each selling stockholder owning shares of our common stock and:

o The number of shares of our common stock owned by each selling stockholders prior to this offering;

o The number of shares of our common stock owned by each selling stockholder and being registered for sale in this offering;

o The number of shares of our common stock owned by each selling stockholder after the offering assuming the sale of all shares of our common stock being registered on behalf of each selling stockholder in this offering; and

o The percentage of common stock owned by each selling stockholder after this offering assuming each selling stockholder sells all of the shares of our common stock being registered on such stockholder's behalf.

                                                                                                                   Percentage of
                                                           Common Shares                         Common Shares         Shares
                                                           Owned Prior To     Common Shares       Owned After        Following
                 Selling Stockholders                       Offering(1)        Registered         Offering(1)         Offering
---------------------------------------------------------  --------------     ---------------    -------------     --------------
Huland & Co., Nominee for NFIB Serp Assets...............      53,000                  53,000         --                 --
Mellon Bank NA custodian for PERSI-Zesiger Captial,
 Nominee for Public Employee Retirement System of Idaho..     853,000                 853,000         --                 --
City of Stamford Firemen's Pension Fund..................     253,000                 253,000         --                 --
Batrus & Co., Nominee for The Jenifer Altman
 Foundation..............................................     133,000                 133,000         --                 --
Cudd & Co., Nominee for Asphalt Green, Inc...............      40,000                  40,000         --                 --
Tice & Co., Nominee for Dean Witter Foundation...........     173,000                 173,000         --                 --
Hare & Co., Nominee for Lazar Foundation.................      60,000                  60,000         --                 --
HBL Charitable Unitrust..................................      60,000                  60,000         --                 --
Cudd & Co., Nominee for Helen Hunt.......................      87,000                  87,000         --                 --
Peter Looram.............................................      47,000                  47,000         --                 --
Mary C. Anderson Revocable Trust UDT dated July 6, 1999..      87,000                  87,000         --                 --
Murray Capital, LLC......................................      67,000                  67,000         --                 --
Meehan Foundation........................................      47,000                  47,000         --                 --
Domenic J. Mizio.........................................     120,000                 120,000         --                 --
Morgan Trust Co. of the Bahamas Ltd. as Trustee U/A/D0
 11/30/93................................................     220,000                 220,000         --                 --
Hare & Co., Nominee for Susan Uris Halpern...............     133,000                 133,000         --                 --
Theeuwes Family Trust, Felix Theeuwes Trustee............      67,000                  67,000         --                 --
Atwell & Co., Nominee for Wells Family LLC...............     400,000                 400,000         --                 --
Albert L. Zesiger........................................     200,000                 200,000         --                 --
Barrie Ramsay Zesiger....................................     133,000                 133,000         --                 --
Wolfson Investment Partners LP...........................     100,000                 100,000         --                 --
The Tahoma Fund L.L.C....................................   2,290,883               1,832,707       458,176               *
Orca Bay Capital Corporation.............................     581,533                 465,226       116,307               *
Tim and Alexa Carver.....................................      29,370                  23,496         5,874               *
Stanley McCammon.........................................      29,370                  23,496         5,874               *
Aaron Singleton..........................................       5,874                   4,699         1,175               *
Madrona Venture Fund I-A, LP.............................   1,184,209                 947,368       236,841               *
Madrona Venture Fund I-B, LP.............................     136,573                 109,258        27,315               *
Madrona Managing Director Fund, LLC......................     147,733                 118,186        29,547               *

*  Less than 1%.

(1) Includes warrants to purchase shares of common stock at a price of $5.38 per share.

The following selling stockholders have had the following relationships with us over the past three years:

o Mr. Ross Chapin, one of our directors, is a principal of Orca Bay Partners, L.L.C. which is the investment manager of The Tahoma Fund L.L.C. Orca Bay Partners is an affiliate of Orca Bay Capital Corporation.

o Mr. Paul Goodrich, one of our directors, is a managing director of Madrona Venture Group, LLC, which is the investment manager of the three Madrona funds that listed above.

                              PLAN OF DISTRIBUTION

     The shares of common stock may be sold from time to time by the selling stockholders after the date of this prospectus. The shares may be sold from time to time:

o    directly by any selling stockholder to one or more purchasers;

o    to or through  underwriters,  brokers  or  dealers;

o    through agents on a best-efforts basis or otherwise; or

o    through a combination of such methods of sale.

     The selling stockholders may offer the shares at various times in one or more of the following transactions:

o    in the over-the-counter market;

o    in the transactions other than market transactions;

o    in connection with short sales of shares of our common stock;

o    by pledge to secure debts or other obligations;

o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

o    in a combination of any of the above.

     The selling stockholders may sell shares at market prices then prevailing, at prices related to prevailing market prices, at negotiated prices or at fixed prices.

     The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholder, or receive commissions from purchasers of shares for whom they have acted as agents. Selling stockholders may be deemed to be underwriters with respect to the shares sold by them. Broker-dealers who act in connection with the sale of these shares of common stock also may be deemed to be underwriters. Profits on any resale of the common stock as a principal by these broker-dealers, and any commissions received by the broker-dealers, may be deemed underwriting discounts and commissions under the Securities Act of 1933.

     No underwriting commissions or finder's fees have been or will be paid to us. The selling stockholders will pay all broker-dealer commissions and related selling expenses associated with the sale of the common stock.

                                  LEGAL MATTERS

     Heller Ehrman White & McAuliffe LLP, Seattle, Washington, will pass on the validity of the common stock offered in this offering.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual report on form 10-K for the year ended September 30, 2001, as set forth in their report, which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note B to the consolidated financial statements, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document that we filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the debt securities:

o Our Annual Report to Shareholders on Form 10-K for the fiscal year ended September 29, 2001;

o Our Quarterly Report on Form 10-Q for the quarters ended December 29, 2001 and March 30, 2002;

o    Current Report on Form 8-K dated March 15, 2002; and

o The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on January 27, 1987, as amended by our Form 8-A/A filed with the Commission on May 31, 1996 and the description of the preferred share purchase rights contained in Item 1 of our Registration Statement on Form 8-A filed with the Commission on December 17, 1999, and any amendments or reports filed for the purpose of updating these descriptions.

You may obtain a copy of these filings (other than exhibits) at no cost, by writing or telephoning us at 1260 16th Avenue West, Seattle, Washington 98119. You should rely only on the information contained or incorporated by reference in this prospectus, any supplemental prospectus or any pricing supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the document.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-3 with the SEC for the common stock we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. We are also required to file annual, quarterly and special reports, proxy statements and other information with the SEC.

     You can read our SEC filings, including the registration statement, over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also obtain copies of these reports directly from us by sending a written request to us at our principal offices located at 1260 16th Avenue West, Seattle, Washington 98119.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses (not including underwriting commissions and fees) of issuance and distribution of the securities are estimated to be:

    SEC Registration Fee...........................................    $   119
    Legal Fees.....................................................     20,000
    Accounting Fees and Expenses...................................      7,500
    Blue Sky Fees and Expenses.....................................      2,500
    Miscellaneous..................................................      1,000
                                                                       -------
      Total.....................................................       $31,119
                                                                       =======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 23B.08.560 of the Washington Business Corporation Act (the "Corporation Act") provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation will have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitation on indemnification contained in Sections 23B.08.510 through 23B.08.550 of the Corporation Act, provided that no such indemnity shall indemnify any director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

     Section 23B.08.320 of the Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving (i) acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) conduct violating
Section 23B.08.310 of the Corporation Act, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

     Pursuant to Registrant's Amended and Restated Articles of Incorporation and Bylaws, the Registrant must, subject to certain exceptions, indemnify and defend its directors against any expense, liability or loss arising from or in connection with any actual or threatened action, suit or proceeding relating to service for or at the request of the Registrant, including without limitation, liability under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant is not permitted to indemnify a director from or on account of acts or omissions of such director which are finally adjudged to be intentional misconduct, or from or on account of conduct in violation of RCW 23B.08.310, or a knowing violation of the law from or on account of any transaction with respect to which it is finally adjudged that such director received a benefit in money, property or services to which he or she was not entitled. If the Corporation Act is amended to authorize further indemnification of directors, then Registrant's directors shall be indemnified to the fullest extent permitted by the Corporation Act, as so amended. Also, the Registrant may, by action of its Board of Directors, provide indemnification and pay expenses to officers, employees and agents of the Registrant or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as above described in relation to directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the provisions described above, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Registrant has entered into indemnification agreements with its directors. The indemnification agreements provide the Registrant's directors and certain of its officers with indemnification to the maximum extent permitted by the Corporation Act.

     ITEM 16. EXHIBITS

      4.1 Form of Certificate of Designation Preferences and Rights of Series RP Preferred Stock (Incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended September 25,
           1999).

      4.2 Rights Agreement dated December 16, 1999 between the Registrant and Chase Mellon Shareholder Services L.L.C., as Rights Agent (Incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed with the Commission on December 17, 1999.)

     *5.1  Opinion of Heller Ehrman White & McAuliffe LLP

    *23.1  Consent of Ernst & Young LLP

     23.2 Consent of Heller Ehrman White & McAuliffe LLP (contained in the opinion included as Exhibit 5.1)

       24 Power of Attorney (included on Signature page of this registration statement)

*Filed herewith.

     The undersigned Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933 (the "Securities Act"), unless the information required to be included in such post--effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and incorporated herein by reference;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post--effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Photoworks, Inc. has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, Washington, on June 24, 2002.

                                               PHOTOWORKS, INC.



                                               By:   /s/ Gary Christophersen
                                                     -----------------------
                                                     President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and severally appoints, Gary Christophersen and Loran Cashmore Bond, or either of them, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this registration statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said registration statement.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                     CAPACITY                                                   DATE
-----------------------------                 ------------------------------------------------      --------------
/s/ Gary Christophersen                       President, Chief Executive Officer and Director       June 24, 2002
-----------------------------                 (Principal Executive Officer)


/s/ L. Cashmore Bond                          Vice President                                        June 24, 2002
-----------------------------                 (Principal Financial and Accounting Officer


/s/ Paul Goodrich                             Director                                              June 28, 2002
-----------------------------
Paul Goodrich


/s/ Ross Chapin                               Director                                              June 24, 2002
-----------------------------
Ross Chapin


/s/ Matthew Kursh                             Director                                              June 25, 2002
-----------------------------
Matthew Kursh


/s/ Douglas Swerland                          Director                                              June 25, 2002
-----------------------------
Douglas Swerland



                                  EXHIBIT INDEX


      4.1 Form of Certificate of Designation Preferences and Rights of Series RP Preferred Stock (Incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended September 25,
           1999).

      4.2 Rights Agreement dated December 16, 1999 between the Registrant and Chase Mellon Shareholder Services L.L.C., as Rights Agent (Incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed with the Commission on December 17, 1999.)

     *5.1  Opinion of Heller Ehrman White & McAuliffe LLP

    *23.1  Consent of Ernst & Young LLP

     23.2 Consent of Heller Ehrman White & McAuliffe LLP (contained in the opinion included as Exhibit 5.1)

       24 Power of Attorney (included on Signature page of this registration statement)

*Filed herewith.